Exhibit 3.1
NATIONAL STORAGE AFFILIATES TRUST

THIRD AMENDED AND RESTATED BYLAWS
ARTICLE I

OFFICES
Section 1.    Principal Office. The principal office of the Trust in the State of Maryland shall be located at such place as the Board of Trustees may from time to time designate.
Section 2.    Additional Offices. The Trust may have additional offices, including a principal executive office, at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.
ARTICLE II

MEETINGS OF SHAREHOLDERS
Section 1.    Place. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting. The Board of Trustees may determine that a meeting not be held at any place, but instead may be held partially or solely by means of remote communication. In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Trustees, shareholders and proxy holders may participate in any meeting of shareholders held by means of remote communication and may vote at such meeting as permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.
Section 2.    Annual Meeting. An annual meeting of shareholders for the election of trustees and the transaction of any business within the powers of the Trust shall be held on the date and at the time and place set by or under the direction of the Board of Trustees.
Section 3.    Special Meetings.
(a)    General. Each of the chairperson of the board, chief executive officer, president and the Board of Trustees may call a special meeting of shareholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of shareholders shall be held on the date and at the time and place set by the chairperson of the board, chief executive officer, president or Board of Trustees, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of shareholders shall also be called by the secretary of the Trust to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.
(b)    Shareholder-Requested Special Meetings. (1) Any shareholder of record seeking to have shareholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Trustees to fix a record date to determine the shareholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more shareholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such shareholder (or such agent) and shall set forth all information relating to each such shareholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of trustees in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Trustees may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Trustees. If the Board of Trustees, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.
(2)    In order for any shareholder to request a special meeting to act on any matter that may properly be considered at a meeting of shareholders, one or more written requests for a special meeting (collectively, the "Special Meeting Request") signed by shareholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the "Special Meeting Percentage") shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such shareholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Trust's books, of each shareholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of beneficial interest in the Trust which are owned beneficially or of record by each such shareholder, and (iii) the nominee holder for, and number of, shares of beneficial interest in the Trust owned beneficially but not of record by such shareholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting shareholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.
(3)    The secretary shall inform the requesting shareholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Trust's proxy materials). The secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4)    In the case of any special meeting called by the secretary upon the request of shareholders (a "Shareholder-Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Trustees; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that, if the Board of Trustees fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Trustees fails to designate a place for a Shareholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Trust. In fixing a date for a Shareholder-Requested Meeting, the Board of Trustees may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Trustees to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Trustees fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Trustees may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
(5)    If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that shareholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting shareholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting shareholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Trust's intention to revoke the notice of the meeting or for the chairperson of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairperson of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)    The chairperson of the board, chief executive officer, president or Board of Trustees may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Trust for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Trust that the valid requests received by the secretary represent, as of the Request Record Date, shareholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Trust or any shareholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7)    In the case of any special meeting called by the secretary upon the request of shareholders, if information submitted pursuant to any of the provisions of this Section 3(b) by any shareholder proposing business to be conducted at a special meeting of shareholders is inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 3(b). Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary of the Trust or the Board of Trustees, any such shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to the provisions of this Section 3(b), and (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such business proposal before the special meeting). If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 3(b).
(8)    For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Colorado are authorized or obligated by law or executive order to close.
Section 4.    Notice. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such shareholder personally, by leaving it at the shareholder's residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail addressed to the shareholder at the shareholder's address as it appears on the records of the Trust, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the shareholder by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions. The Trust may give a single notice to all shareholders who share an address, which single notice shall be effective as to any shareholder at such address, unless such shareholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more shareholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.
Subject to Section 12(a) of this Article II, any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice. The Trust may postpone or cancel a meeting of shareholders by making a "public announcement" (as defined in Section 12(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.
Section 5.    Organization and Conduct. Every meeting of shareholders shall be conducted by an individual appointed by the Board of Trustees to be chairperson of the meeting or, in the absence of such appointment or appointed individual, by the chairperson of the board or, in the case of a vacancy in the office or absence of the chairperson of the board, by one of the following officers present at the meeting in the following order: the vice chairperson of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairperson chosen by the shareholders by the vote of a majority of the votes cast by shareholders present in person or by proxy. The secretary or, in the secretary's absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chairperson of the meeting shall act as secretary. In the event that the secretary presides at a meeting of shareholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board of Trustees or the chairperson of the meeting, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chairperson or secretary of the meeting. The order of business and all other matters of procedure at any meeting of shareholders shall be determined by the chairperson of the meeting. The chairperson of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairperson and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chairperson of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record of the Trust entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairperson of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairperson of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairperson of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 6.    Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust of the Trust (the "Declaration of Trust") for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the shareholders, the chairperson of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.
The shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough shareholders to leave fewer than would be required to establish a quorum.
Section 7.    Voting. In an uncontested election of trustees, a nominee for election as a Trustee shall be elected as a Trustee if such nominee receives the affirmative vote of a majority of the total votes cast "for" and "against" as to such nominee at a meeting of shareholders duly called and at which a quorum is present. If, in an uncontested election, an incumbent trustee nominated by the Board of Trustees fails to receive the affirmative vote of a majority of the total votes "for" and "against" as to such nominee at such meeting, such individual shall offer to resign from the Board of Trustees. The decision as to whether the Board of Trustees should accept the offer of resignation by such individual shall be determined in accordance with the procedures set forth in the Corporate Governance Guidelines of the Trust (or if no such procedures are in place, in accordance with procedures determined by the Board of Trustees in its discretion). In any contested election of trustees (which is any trustee election in which (i) the secretary of the Trust receives notice that a shareholder has nominated an individual for election as a trustee in compliance with the requirements for advance notice of shareholder nominees set forth in Article II, Section 12 of these Bylaws and (ii) such nomination has not been withdrawn by such shareholder on or before the close of business on the tenth day before the date of filing of the definitive proxy statement of the Trust with the Securities and Exchange Commission, and, as a result of which, the number of nominees is greater than the number of trustees to be elected at an annual meeting of shareholders), a plurality of all the votes cast at the meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a trustee. Each share entitles the holder thereof to vote for as many individuals as there are trustees to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless otherwise provided by statute, the Declaration of Trust or these Bylaws. Unless otherwise provided by statute or by the Declaration of Trust, each outstanding share of beneficial interest, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of shareholders. Voting on any question or in any election may be viva voce unless the chairperson of the meeting shall order that voting be by ballot or otherwise.
Section 8.    Proxies. A holder of record of shares of beneficial interest in the Trust may vote in person or by proxy that is (a) executed by the shareholder or by the shareholder's duly authorized agent in any manner permitted by applicable law, (b) compliant with Maryland law and these Bylaws and (c) filed in accordance with the procedures established by the Trust. Such proxy or evidence of authorization of such proxy shall be filed with the proceedings of the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy. Any Proponent or Shareholder Associated Person (each as defined below) directly or indirectly soliciting proxies from shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Trustees.
Section 9.    Voting of Shares by Certain Holders. Shares of beneficial interest in the Trust registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or fiduciary, in such capacity, may vote shares of beneficial interest registered in such trustee's or fiduciary's name, either in person or by proxy.
Shares of beneficial interest in the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
The Board of Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares of beneficial interest registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt by the Trust of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified shares of beneficial interest in place of the shareholder who makes the certification.
Section 10.    Inspectors. The Board of Trustees or the chairperson of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairperson of the meeting, the inspectors, if any, shall (i) determine the number of shares of beneficial interest represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairperson of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 11.    Reports to Shareholders.
The president or some other executive officer designated by the Board of Trustees shall prepare annually a full and correct statement of the affairs of the Trust, which shall include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the shareholders and, within 20 days after the annual meeting of shareholders, placed on file at the principal office of the Trust.
Section 12.    Advance Notice of Shareholder Nominees for Trustee and other Shareholder Proposals.
(a)    Annual Meetings of Shareholders. (1) Nominations of individuals for election to the Board of Trustees and the proposal of other business to be considered at an annual meeting of shareholders by the shareholders may be made (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Board of Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at (x) the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the annual meeting, (y) at the time of giving of notice by the shareholder as provided for in this Section 12(a) and (z) the time of the annual meeting (and any postponement or adjournment thereof), so long as such shareholder is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and such shareholder has complied with this Section 12(a).
(2)    For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, (i) the shareholder (the "Proponent") must have given timely notice thereof in writing to the secretary of the Trust and complied with all applicable provisions of this Section 12 and of all undertakings and certifications given pursuant to and as required by this Section 12 and (ii) any such other business must otherwise be a proper matter for action by the shareholders. To be timely, a Proponent's notice shall set forth all information required under this Section 12 and shall be delivered to the secretary at the principal executive office of the Trust not earlier than the 150th day nor later than 5:00 p.m., Mountain Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year's annual meeting; provided, however, that, in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, in order for notice by the Proponent to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Mountain Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made (the period described in the preceding clause, the "Notice Period"). A Proponent may not nominate a greater number of nominees than the number to be elected at the annual meeting. The postponement or adjournment of an annual meeting (or the public announcement thereof) shall not commence a new time period for the giving of a Proponent's notice as described above.
(3)    The Proponent's notice shall set forth:
(i)    with respect to any trustee nomination:
(A)    a description of the manner in which the Proponent, any beneficial owner on whose behalf the nomination is made and any other Shareholder Associated Person will conduct any solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the nomination, including the name of each participant (as defined in Item 4 of Schedule 14A (or any successor provision) under the Exchange Act) in such solicitation, and an undertaking to (x) conduct such solicitation in accordance with the applicable requirements of Regulation 14A under the Exchange Act and in connection therewith to deliver to holders of shares representing at least 67% of the voting power of the shares entitled to vote generally in the election of trustees either (i) at least 20 calendar days before the meeting, a copy of a definitive proxy statement for the solicitation of proxies for the Proponent's trustee nominees or (ii) at least 40 calendar days before the meeting, a Notice of Internet Availability of Proxy Materials that satisfies the requirements of Rule 14a-6(d) under the Exchange Act and (y) deliver to the Trust, not later than seven days before the date of the meeting, such evidence as the Trust reasonably shall request of compliance with the foregoing requirement;
(B)    as to each individual whom the Proponent proposes to nominate for election or reelection as a trustee (each, a "Proposed Nominee"), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) promulgated under the Exchange Act;
(C)    an undertaking by the Proponent to notify the Trust as promptly as practicable of any determination by the Proponent to no longer solicit proxies for the election of any Proposed Nominee as a trustee at the meeting;
(ii)    as to any other business that the Proponent proposes to bring before the meeting, (A) a description of such business, the Proponent's reasons for proposing such business at the meeting and any material interest in such business of the Proponent or any Shareholder Associated Person, individually or in the aggregate, including any anticipated benefit to the Proponent or the Shareholder Associated Person therefrom and (B) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) promulgated under the Exchange Act;
(iii)    as to the Proponent giving the notice, any Proposed Nominee and any Shareholder Associated Person:
(A)    the class, series and number of all shares of beneficial interest or other securities of (x) the Trust or any affiliate thereof, including, but not limited to the Operating Partnership or any DownREIT Limited Partnership (each as defined in Article XIV below) ("Company Securities") and (y) any publicly traded competitor of the Trust or of any other issuer that was listed in the "Three and Five Year TSR of Public Company Self Storage REITs" chart or similar chart or graph in the most recent annual report to security holders of the Trust ("Competitor Securities"), if any, which are owned (beneficially, within the meaning of Rule 13d-3 under the Exchange Act, or of record) by the Proponent, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security or Competitor Security was acquired and the investment intent of such acquisition;
(B)    any ownership of or other position held by the Proponent or such Proposed Nominee or Shareholder Associated Person in any option, warrant, redeemable, exchangeable or convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the trading price of (x) any Company Security or (y) any Competitor Security (such securities referred to in clauses (x) and (y), the "Reference Securities") or with a value derived in whole or in part from the value of any Reference Security, or any derivative or synthetic arrangement having the characteristics of a long position in any Reference Security, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any Reference Security, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any Reference Security, whether or not such instrument, contract or right shall be subject to settlement in the underlying Reference Security, through the delivery of cash or other property, or otherwise, and without regard to whether the Proponent or such Proposed Nominee or Shareholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of any Reference Security (any of the foregoing, a "Derivative Instrument");
(C)    any agreement, arrangement, understanding, or other relationship, including any repurchase or similar so-called "share borrowing" agreement or arrangement, involving the Proponent or such Proposed Nominee or Shareholder Associated Person or to which any of them is a party, directly or indirectly, the purpose or effect of which is to mitigate loss in respect of, reduce the economic risk (of ownership or otherwise) of any Reference Security by, manage the risk of share price changes for, or increase or decrease the voting power of, the Proponent or such Proposed Nominee or Shareholder Associated Person with respect to any Company Security, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any Reference Security, in each case described in this clause (C) whether or not the agreement, arrangement, understanding, or other relationship is or could be required to be reported on Schedule 13D under the Exchange Act (any of the foregoing, a "Short Interest");
(D)    whether and if so the extent to which the Proponent or such Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), has acquired or disposed of any Company Security, Competitor Security, Derivative Instrument or Short Interest during the six months immediately preceding the date of the notice;
(E)    the nominee holder for, and number of, any Company Securities owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) but not of record by the Proponent, Proposed Nominee or Shareholder Associated Person;
(F)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust or any of its affiliates or with any competitor of the Trust or any of such competitor's affiliates), by security holdings or otherwise, of the Proponent, Proposed Nominee or Shareholder Associated Person, in (x) the Trust or any affiliate thereof, other than an interest arising from the ownership of Company Securities where the Proponent, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series or (y) any competitor of the Trust or any of such competitor's affiliates;
(iv)    as to the Proponent giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 12(a) and any Proposed Nominee,
(A)    the name and address of the Proponent, as such Proponent appears on the Trust's share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee, and
(B)    a description of the investment strategy or objective, if any, of the Proponent and each Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum, marketing or similar document and each presentation, report or other document that describes the performance, personnel or investment thesis of the Proponent or any such Shareholder Associated Person or any plans or proposals of the Proponent or any such Shareholder Associated Person with respect to the Trust, in each case that was, or is intended to be, if any, provided to existing investors or potential investors in the Proponent or any such Shareholder Associated Person;
(v)    an undertaking by the Proponent to appear in person or by proxy at the meeting to nominate any Proposed Nominees or bring such business before the meeting, as applicable, and an acknowledgment that if the Proponent does not so appear in person or by proxy at the meeting to nominate any such Proposed Nominees or bring such business before the meeting, as applicable, the Trust need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any such Proposed Nominee or of any proposal related to such other business need not be counted or considered;
(vi)    an undertaking by the Proponent to furnish such other or additional information as the Trust may request for the purpose of determining whether the requirements of this Section 12(a) have been complied with and of evaluating any nomination or other business described in the Proponent's notice;
(vii)    the name and address of any person who contacted or was contacted by the Proponent giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal prior to the date of the Proponent's notice; and
(viii)    to the extent known by the Proponent giving the notice, the name and address of any other record or beneficial shareholder supporting election of any Proposed Nominee or any other proposal identified in the Proponent's notice, and for each such record or beneficial shareholder, the classes, series and numbers of Company Securities and any Derivative Instrument or Short Interest held by such shareholder.
(4)    If the Proponent's notice relates to a trustee nomination, the notice shall be accompanied by the following materials separately for each Proposed Nominee: a representation and undertaking executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a trustee that has not been disclosed to the Trust, (b) consents to be named in a proxy statement as a nominee, (c) will serve as a trustee of the Trust if elected, (d) will notify the Trust simultaneously with any notification to the Proponent of the Proposed Nominee's actual or potential unwillingness or inability to serve as a trustee, and (e) has read and agrees to adhere to the Trust's Code of Business Conduct and Ethics, Corporate Governance Guidelines, Shareholder Communications Policy, and Trustee Independence Standards or similar publicly disclosed policies of similar substance, and any other publicly disclosed policies and guidelines applicable to trustees, as well as any applicable law, rule or regulation or stock exchange listing requirement; (f) does not need any permission or consent from any third party to serve as a trustee of the Trust, if elected, including any employer or any other board or governing body on which such Proposed Nominee serves that has not been obtained, and will provide the Trust copies of any and all requisite consents already obtained upon request; (g) will upon request by the Trust, sit for one or more interviews with one or more trustees and be available for such an interview within 14 days after being requested to do so; and (h) will upon request by the Trust, provide such additional information, including by completing and signing supplemental questionnaires, in each case within seven days after being requested to do so; and (ii) attaching a completed and executed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust within ten business days, upon request, to the Proponent providing the notice).
(5)    Notwithstanding anything in this subsection (a) of this Section 12 to the contrary, in the event that the number of trustees to be elected to the Board of Trustees is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year's annual meeting, a Proponent's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Trust not later than 5:00 p.m., Mountain Time, on the tenth day following the day on which such public announcement is first made by the Trust.
(6)    For purposes of this Section 12, "Shareholder Associated Person" of any shareholder shall mean (i) any person acting in concert with such shareholder or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in the solicitation, (ii) any beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of shares of beneficial interest in the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person.
(b)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting and, except as contemplated by and in accordance with the next two sentences of this Section 12(b), no shareholder may nominate an individual for election to the Board of Trustees or make a proposal of other business to be considered at a special meeting. Nominations of individuals for election to the Board of Trustees may be made at a special meeting of shareholders at which trustees are to be elected only (i) by or at the direction of the Board of Trustees or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing trustees, by any shareholder of the Trust who is a shareholder of record at the record date set by the Board of Trustees for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 12 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 12. In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Trustees, any shareholder may nominate an individual or individuals (as the case may be) for election as a trustee as specified in the Trust's notice of meeting, if the shareholder's notice, containing the information and representations required by paragraphs

(a)(3) and (4) of this Section 12 is delivered to the secretary at the principal executive office of the Trust not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Mountain Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The postponement or adjournment of a special meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

(c)    General. (1) If any information or representation submitted pursuant to this Section 12 by any shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of shareholders, including any information or representation from a Proposed Nominee, shall be inaccurate in any material respect, such information or representation may be deemed not to have been provided in accordance with this Section 12. Any such shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or representation occurring at any time before the relevant meeting. Upon written request by the secretary or the Board of Trustees, any such shareholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 12, (B) a written update of any information (including, if requested by the Trust, written confirmation by such shareholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3)) submitted by the shareholder pursuant to this Section 12 as of an earlier date and (C) an updated representation by each Proposed Nominee that such individual will serve as a trustee of the Trust, if elected. If a shareholder fails to provide such written verification, update or representation within such period, the information as to which written verification, update or representation was requested may be deemed not to have been provided in accordance with this Section 12.
(2)    No business shall be conducted at any meeting of shareholders and no shareholder may nominate any person for election as a trustee at any such meeting except in accordance with the procedures and other requirements set forth in this Section 12 and with all undertakings and certifications supplied pursuant to such procedures and requirements. If the Trust provides notice to a Proponent that the number of Proposed Nominees proposed by such Proponent exceeds the number of trustees to be elected at a meeting, the Proponent must provide written notice to the Trust within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such Proponent no longer exceeds the number of trustees to be elected at a meeting. If any individual who is nominated in accordance with this Section 12 becomes unwilling or unable to serve on the Board of Trustees, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chairperson of the meeting shall have the power to determine and declare to the meeting that any proposed business and/or any proposed nomination for election as trustee was not properly brought or made before the meeting or made in accordance with the procedures and requirements prescribed by these Bylaws and with all undertakings and certifications supplied pursuant to such procedures and requirements, and if the chairperson of the meeting should so determine, the chairperson shall so declare to the meeting, and any such proposed business or proposed nomination for election as trustee not properly brought before the meeting or made shall not be transacted or considered.
(3)    Notwithstanding the foregoing provisions of this Section 12, the Trust shall disregard any proxy authority granted in favor of, or votes for, trustee nominees other than the Trust's nominees if the Proponent or Shareholder Associated Person (each, a "Soliciting

Shareholder") soliciting proxies in support of such trustee nominees abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Shareholder to (A) provide the Trust with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (ii) timely provide sufficient evidence in the determination of the Board of Trustees sufficient to satisfy the Trust that such Soliciting Shareholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon request by the Trust, such Soliciting Shareholder shall deliver to the Trust, no later than five Business Days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Trustees that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(4)    For purposes of this Section 12, "the date of the proxy statement" shall have the same meaning as "the date of the company's proxy statement released to shareholders" as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. "Public announcement" shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to the Exchange Act.
(5)    Notwithstanding the foregoing provisions of this Section 12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, any proxy statement filed by the Trust with the Securities and Exchange Commission pursuant to Rule 14a‑8 (or any successor provision) under the Exchange Act. Nothing in this Section 12 shall require disclosure of revocable proxies received by, or routine solicitation contacts made by or on behalf of, the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.
Section 13.    Telephone Meetings. The Board of Trustees or chairperson of the meeting may permit one or more shareholders to participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.
Section 14.    Control Share Acquisition Act. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the "MGCL"), shall not apply to any acquisition by any person of shares of beneficial interest in the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
Section 15.    Shareholders' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders.

ARTICLE III

TRUSTEES
Section 1.    General Powers. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.
Section 2.    Number, Tenure and Resignation. A majority of the entire Board of Trustees may establish, increase or decrease the number of trustees, provided that the number thereof shall never be less than the minimum number required by the Maryland REIT Law (the "MRL"), nor more than 15, and further provided that the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. In case of failure to elect trustees at the designated time, the trustees holding over shall continue to serve as trustees until their successors are elected and qualify. Any trustee of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the chairperson of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
Section 3.    Annual and Regular Meetings. An annual meeting of the Board of Trustees may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Trustees. The Board of Trustees may provide, by resolution, the time and place for the holding of regular meetings of the Board of Trustees without other notice than such resolution.
Section 4.    Special Meetings. Special meetings of the Board of Trustees may be called by or at the request of the chairperson of the board, the chief executive officer, the president or a majority of the trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place as the place for holding any special meeting of the Board of Trustees called by them. The Board of Trustees may provide, by resolution, the time and place for the holding of special meetings of the Board of Trustees without other notice than such resolution.
Section 5.    Notice. Notice of any special meeting of the Board of Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or U.S. mail to each trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by U.S. mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the trustee or his or her agent is personally given such notice in a telephone call to which the trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the trustee and receipt of a completed answer‑back indicating receipt. Notice by U.S. mail shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.
Section 6.    Quorum. A majority of the trustees shall constitute a quorum for the transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such trustees is present at such meeting, a majority of the trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Declaration of Trust or these Bylaws, the vote of a majority or other percentage of a particular group of trustees is required for action, a quorum must also include a majority or such other percentage of such group.
The trustees present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough trustees to leave fewer than required to establish a quorum.
Section 7.    Voting. The action of a majority of the trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws. If enough trustees have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of trustees necessary to constitute a quorum at such meeting shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable law, the Declaration of Trust or these Bylaws.
Section 8.    Organization. At each meeting of the Board of Trustees, the chairperson of the board or, in the absence of the chairperson, the vice chairperson of the board, if any, shall act as chairperson of the meeting. Even if present at the meeting, such trustee may designate another trustee to act as chairperson of the meeting. In the absence of both the chairperson and vice chairperson of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a trustee chosen by a majority of the trustees present, shall act as chairperson of the meeting. The secretary or, in his or her absence, an assistant secretary of the Trust or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairperson of the meeting, shall act as secretary of the meeting.
Section 9.    Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 10.    Consent By Trustees Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each trustee and is filed with the minutes of proceedings of the Board of Trustees.
Section 11.    Vacancies. If for any reason any or all of the trustees cease to be trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining trustees hereunder. Except as may be provided by the Board of Trustees in setting the terms of any class or series of preferred shares of beneficial interest in the Trust, any vacancy on the Board of Trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is elected and qualifies.
Section 12.    Compensation. Trustees shall not receive any stated salary for their services as trustees but, by resolution of the trustees, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Trust and for any service or activity they performed or engaged in as trustees. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Trustees or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as trustees; but nothing herein contained shall be construed to preclude any trustees from serving the Trust in any other capacity and receiving compensation therefor.
Section 13.    Reliance. Each trustee and officer of the Trust shall, in the performance of his or her duties with respect to the Trust, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Trust whom the trustee or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the trustee or officer reasonably believes to be within the person's professional or expert competence, or, with respect to a trustee, by a committee of the Board of Trustees on which the trustee does not serve, as to a matter within its designated authority, if the trustee reasonably believes the committee to merit confidence.
Section 14.    Ratification. The Board of Trustees or the shareholders may ratify and make binding on the Trust any action or inaction by the Trust or its officers to the extent that the Board of Trustees or the shareholders could have originally authorized the matter. Moreover, any action or inaction questioned in any shareholders' derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a trustee, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Trustees or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Trust and its shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
Section 15.    Interested Trustee Transactions. Section 2-419 of the MGCL shall be available for and apply to any contract or other transaction between the Trust and any of its trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its trustees is a trustee or director or has a material financial interest.
Section 16.    Certain Rights of Trustees and Officers. Any trustee or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Trust.
Section 17.    Emergency Provisions. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, this Section 17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Trustees under Article III of these Bylaws cannot readily be obtained (an "Emergency"). During any Emergency, unless otherwise provided by the Board of Trustees, (i) a meeting of the Board of Trustees or a committee thereof may be called by any trustee or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Trustees during such an Emergency may be given less than 24 hours prior to the meeting to as many trustees and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of trustees necessary to constitute a quorum shall be one-third of the entire Board of Trustees.

ARTICLE IV

COMMITTEES
Section 1.    Number, Tenure and Qualifications. The Board of Trustees may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and one or more other committees, composed of one or more trustees, to serve at the pleasure of the Board of Trustees.
Section 2.    Powers. The Board of Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Trustees, except as prohibited by law. Except as may be otherwise provided by the Board of Trustees, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more trustees, as the committee deems appropriate in its sole discretion.
Section 3.    Meetings. Except as otherwise provided by the Board of Trustees, notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees, a majority of the members of the committee shall constitute a quorum for of business at any meeting of the committee and the act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Trustees may designate a chairperson or method for selecting a chairperson of any committee, and such chairperson or, in the absence of a chairperson, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board of Trustees shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another trustee to act in the place of such absent member.
Section 4.    Telephone Meetings. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
Section 5.    Consent by Committees Without a Meeting. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
Section 6.    Changes. Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to appoint the chairperson of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member, to dissolve any such committee or to withdraw or add any powers previously delegated to a committee.

ARTICLE V

OFFICERS
Section 1.    General Provisions. The officers of the Trust shall include a president, a secretary and a treasurer and may include a chairperson of the board, a vice chairperson of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Trustees may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Board of Trustees, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.
Section 2.    Removal and Resignation. Any officer or agent of the Trust may be removed, with or without cause, by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by delivering his or her resignation to the Board of Trustees, the chairperson of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.
Section 3.    Vacancies. A vacancy in any office may be filled by the Board of Trustees for the balance of the term; provided that, the chief executive officer or president may fill any vacancies for non-executive officer roles, including vice presidents, assistant secretaries and assistant treasurers.
Section 4.    Chief Executive Officer. The Board of Trustees may designate a chief executive officer. In the absence of such designation, the chairperson of the board shall be the chief executive officer of the Trust. The chief executive officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management of the business and affairs of the Trust. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Trustees from time to time.
Section 5.    Chief Operating Officer. The Board of Trustees may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.
Section 6.    Chief Financial Officer. The Board of Trustees may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Trustees or the chief executive officer.
Section 7.    Chairperson of the Board. The Board of Trustees may designate from among its members a chairperson of the board, who shall not, solely by reason of these Bylaws, be an officer of the Trust. The Board of Trustees may designate the chairperson of the board as an executive or non-executive chairperson. The chairperson of the board shall preside over the meetings of the Board of Trustees. The chairperson of the board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Trustees.
Section 8.    President. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Trust. In the absence of a designation of a chief operating officer by the Board of Trustees, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Trustees from time to time.
Section 9.    Vice Presidents. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.
Section 10.    Secretary. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Trustees.
Section 11.    Treasurer. The treasurer shall have the custody of the funds and securities of the Trust, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Trustees. In the absence of a designation of a chief financial officer by the Board of Trustees, the treasurer shall be the chief financial officer of the Trust.
The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the president and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Trust.
Section 12.    Assistant Secretaries and Assistant Treasurers. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Trustees.

Section 13.    Compensation. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Trustees and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a trustee.
ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS
Section 1.    Contracts. The Board of Trustees or any manager of the Trust approved by the Board of Trustees and acting within the scope of its authority pursuant to a management agreement with the Trust may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Trust when duly authorized or ratified by action of the Board of Trustees or a manager acting within the scope of its authority pursuant to a management agreement and executed by the chief executive officer, the president or any other person authorized by the Board of Trustees or such a manager.
Section 2.    Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or agent of the Trust in such manner as shall from time to time be determined by the Board of Trustees.
Section 3.    Deposits. All funds of the Trust not otherwise employed shall be deposited or invested from time to time to the credit of the Trust as the Board of Trustees, the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Trustees may determine.
ARTICLE VII

SHARES
Section 1.    Certificates. Except as may be otherwise provided by the Board of Trustees or any officer of the Trust, shareholders of the Trust are not entitled to certificates evidencing the shares of beneficial interest held by them. In the event that the Trust issues shares of beneficial interest evidenced by certificates, such certificates shall be in such form as prescribed by the Board of Trustees or a duly authorized officer, shall contain the statements and information required by the MRL and shall be signed by the officers of the Trust in any manner permitted by the MRL. In the event that the Trust issues shares of beneficial interest without certificates, to the extent then required by the MRL, the Trust shall provide to the record holders of such shares a written statement of the information required by the MRL to be included on share certificates. There shall be no differences in the rights and obligations of shareholders based on whether or not their shares are evidenced by certificates.
Section 2.    Transfers. All transfers of shares of beneficial interest shall be made on the books of the Trust, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Trustees or any officer of the Trust may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Trustees or an officer of the Trust that such shares shall no longer be evidenced by certificates. Upon the transfer of any uncertificated shares, the Trust shall provide to the record holders of such shares, to the extent then required by the MRL, a written statement of the information required by the MRL to be included on share certificates.

The Trust shall be entitled to treat the holder of record of any share of beneficial interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.
Notwithstanding the foregoing, transfers of shares of any class or series of beneficial interest will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.
Section 3.    Replacement Certificate. Any officer of the Trust may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such shareholder and the Board of Trustees or an officer of the Trust has determined that such certificates may be issued. Unless otherwise determined by an officer of the Trust, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Trust a bond in such sums as it may direct as indemnity against any claim that may be made against the Trust.
Section 4.    Fixing of Record Date. The Board of Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.
When a record date for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.
Section 5.    Share Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.
Section 6.    Fractional Shares; Issuance of Units. The Board of Trustees may authorize the Trust to issue fractional shares or scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Board of Trustees may authorize the Trust to issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII

ACCOUNTING YEAR
The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution. The fiscal year of the Trust is currently the calendar year.
ARTICLE IX

DISTRIBUTIONS
Section 1.    Authorization. Dividends and other distributions upon the shares of beneficial interest in the Trust may be authorized by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of beneficial interest in the Trust, subject to the provisions of law and the Declaration of Trust.
Section 2.    Contingencies. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Trust available for dividends or other distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine, and the Board of Trustees may modify or abolish any such reserve.
ARTICLE X

SEAL
Section 1.    Seal. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall contain the name of the Trust and the year of its formation and the words "Formed Maryland." The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.
Section 2.    Affixing Seal. Whenever the Trust is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.
ARTICLE XI

INDEMNIFICATION AND ADVANCE OF EXPENSES
To the maximum extent permitted by Maryland law in effect from time to time, the Trust shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former trustee or officer of the Trust and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a trustee or officer of the Trust and at the request of the Trust, serves or has served as a trustee, director, officer, member, manager or partner of another real estate investment trust, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall vest immediately upon election of a trustee or officer. The Trust may, with the approval of its Board of Trustees, provide such indemnification and advance of expenses to an individual who served a predecessor of the Trust in any of the capacities described in (a) or (b) above and to any employee or agent of the Trust or a predecessor of the Trust. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.
Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XII

WAIVER OF NOTICE
Whenever any notice of a meeting is required to be given pursuant to the Declaration of Trust or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE XIII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Unless the Trust consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Trust, (b) any action asserting a claim of breach of any duty owed by any trustee or officer or other employee of the Trust to the Trust or to the shareholders of the Trust, (c) any action asserting a claim against the Trust or any trustee or officer or other employee of the Trust arising pursuant to any provision of the MRL or the Declaration of Trust or these Bylaws, or (d) any action asserting a claim against the Trust or any trustee or officer or other employee of the Trust that is governed by the internal affairs doctrine.
ARTICLE XIV

AMENDMENT OF BYLAWS
Section 1.    Amendments. (a) Definitions. For purposes of this Article XIV, Section 1:
(1)    "Class A OP Units" means Class A common units of limited partner interest in the Operating Partnership (including the number of Class A OP Units issuable upon the exchange of all DownREIT Class X Units (as defined in the Partnership Agreement)).

(2)    "Class B OP Units" means Class B common units of limited partner interest in the Operating Partnership (including the number of Class B OP Units issuable upon the exchange of DownREIT Class B Units (as defined in the Partnership Agreement)).
(3)    "Common Shares" means the common shares of beneficial interest, $0.01 par value per share, of the Trust.
(4)    "Determination Date" means the close of business on the record date for determining the shareholders and holders of Class A OP Units and Class B OP Units entitled to cast votes at an Applicable Shareholders Meeting (as defined below).
(5)    "DownREIT Class B Units" means Class B common units of limited partner interest in a DownREIT Limited Partnership which are intended to be economically equivalent to the Class B OP Units with respect to a Facilities Portfolio (as defined in the Partnership Agreement).
(6)    "DownREIT Class X Units" means Class X common units of limited partner interest in a DownREIT Limited Partnership which are intended to be economically equivalent to the Class A OP Units.
(7)    "DownREIT Limited Partnership" means a limited partnership subsidiary of the Operating Partnership that issues units of limited partner interest.
(8)    "Majority Common Share (and Equivalent) Holder Approval" means the approval by both (a) holders of a majority of the Common Shares outstanding as of the Determination Date and (b) holders of Common Shares and limited partners (other than the Trust) of the Operating Partnership representing a majority of the number of Common Shares outstanding as of the Determination Date together with the number of additional Common Shares that would be issuable if (1) all Class A OP Units outstanding as of the Determination Date were exchanged on a one-for-one basis, subject to adjustments as provided in the Partnership Agreement, for Common Shares and (2) the Class A OP Units which would be outstanding if each series of Class B OP Units (or other similar class or series of OP units created from time to time) outstanding as of the Determination Date (whether or not then convertible) were converted into Class A OP Units using the conversion ratio for each such class or series in effect as of the last day of the most recent fiscal year determined pursuant to the terms of the Partnership Agreement and as approved by the Board of Trustees, were exchanged on a one-for-one basis, subject to adjustments as provided in the Partnership Agreement, for Common Shares.
(9)    "Operating Partnership" means NSA OP, LP, a Delaware limited partnership.
(10)    "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended from time to time.
The Board of Trustees shall have the power to alter or repeal any provision of these Bylaws and to adopt new Bylaws. In addition, subject to the limitations set forth in Section 2 of this Article XIV, these Bylaws may also be altered or repealed and new Bylaws may also be adopted if approved by a Majority Common Share (and Equivalent) Holder Approval. On any proposal pursuant to this Article XIV, in addition to each holder of Common Shares having one vote for each Common Share held by such holder, each holder of Class A OP Units or Class B OP Units (or other similar class or series of OP units created from time to time) shall have one vote for each Common Share that would be issuable to such holder if such holder's units were exchanged for Common Shares in accordance with the definition of Majority Common Share

(and Equivalent) Holder Approval. The calculation of the number of votes required for the Majority Common Share (and Equivalent) Holder Approval and the determination of the number of votes that may be cast by a holder of Class A OP Units or Class B OP Units (or other similar class or series of OP units created from time to time) in obtaining the Majority Common Share (and Equivalent) Holder Approval shall be determined exclusively by the Board of Trustees or by a committee of the Board of Trustees designated for such purpose.
Section 2.    Amendments Proposed by Shareholders.
(a)    Proposal of Amendments. Except as provided in Section 2(b) below, shareholders may alter or repeal any provision of these Bylaws or adopt new Bylaws (a "Shareholder Amendment") pursuant to Section 1 of this Article XIV only pursuant to a proposal that is submitted for approval at a duly called annual meeting or special meeting of shareholders (an "Applicable Shareholders Meeting").
(b)    Proper Subject of Amendments. Shareholders of the Trust shall not have the power to alter or repeal this Article XIV or adopt any provision of these Bylaws inconsistent with this Article XIV.
ARTICLE XV

MISCELLANEOUS
All references to the Declaration of Trust shall include all amendments and supplements thereto and any other documents filed with and accepted for record by the State Department of Assessments and Taxation related thereto.

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